                                                               Contract # 2.1106
                                                                            FTPO

                                SERVICE AGREEMENT

                                     between

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                       and

                                 PG ENERGY INC.

                               Dated July 10, 1997

                                SERVICE AGREEMENT

     THIS AGREEMENT entered into this 10th day of July, 1997, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and PG ENERGY INC., hereinafter referred to as "Buyer," second party,

                                   WITNESSETH

     WHEREAS, Seller owns and operates an interstate gas pipeline system; and

     WHEREAS, Buyer submitted a request for firm transportation service to be made available through an expansion of its transmission facilities, referred to as the "1997 Pocono Expansion Project";

     WHEREAS, Seller and PG Energy Inc. ("PG Energy") are parties to a Precedent Agreement, dated March 31, 1997 providing for firm transportation service of up to a Transportation Contract Quantity of 33,500 dt per day through Seller's pipeline system under Rate Schedule FT; and

     WHEREAS, Seller will provide firm transportation service hereunder to Buyer pursuant to Seller's blanket certificate authorization and Rate Schedule FT for the 33,500 dt per day Transportation Contract Quantity pursuant to the terms and conditions of this agreement.

     NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                           GAS TRANSPORTATION SERVICE

     1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity ("TCQ") of 33,500 dt per day.

     2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                   ARTICLE II
                                POINT OF RECEIPT

     Buyer shall deliver or cause to be delivered gas at the point of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure of Seller's pipeline system at such point of receipt. In the event the maximum operating pressure of Seller's pipeline system, at the point of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure of the gas delivered or caused to be delivered by Buyer to Seller at the point of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point of receipt for natural gas received for transportation pursuant to this agreement shall be:

     See Exhibit A, attached hereto, for point of receipt.

                                   ARTICLE III
                                POINT OF DELIVERY

     Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point of delivery and at a pressure of:

     See Exhibit B, attached hereto, for point of delivery and pressure.

                                   ARTICLE IV
                                TERM OF AGREEMENT

     This agreement shall be effective as of the later of November 1, 1997 or the date that the facilities of Seller necessary to commence service of all or part of Buyer's TCQ hereunder are ready for service and shall remain in force and effect until 10:00 a.m. Eastern Standard Time November 1, 2017 and thereafter until terminated by Seller or Buyer upon at least one hundred eighty days (180) written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff.

                                    ARTICLE V
                             RATE SCHEDULE AND PRICE

     1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

     2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

     3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                   ARTICLE VI
                                  MISCELLANEOUS

     1. This Agreement supersedes and cancels as of the effective date hereof the following cantract(s) between the parties hereto: None.

     2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

     4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

          (a)  If to Seller:
               Transcontinental Gas Pipe Line Corporation
               P.O. Box 1396
               Houston, Texas, 77251
               Attention: Director, Customer Services

          (b)  If to Buyer:
               PG Energy Inc.
               One PEI Center
               Wilkes-Barre, PA 18711-0601
               Attention: Director, Gas Supply

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                                        TRANSCONTINENTAL GAS PIPE LINE
                                        CORPORATION
                                        (Seller)


                                        BY: /s/ Frank J. Ferazzi
                                            ------------------------------------
                                            Frank J. Ferazzi
                                            Vice President
                                            Customer Service


                                        PG ENERGY INC.
                                        (Buyer)


                                        By: /s/ John F. Kell, Jr.
                                            ------------------------------------
                                            John F. Kell, Jr.
                                            Vice President, Financial Services

                                    Exhibit A

         ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND PG ENERGY INC., AS
                           BUYER, DATED July 10, 1997

                                Point of Receipt

The point of interconnection between Seller and CNG Transmission Corporation near the Leidy Storage Field, Clinton County, Pennsylvania.

                                    Exhibit B

         ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND PG ENERGY INC., AS
                           BUYER, DATED July 10, 1997

          Point of Delivery                             Pressure
          -----------------                             --------
The point of interconnection between    Pressures existing from time to time in
Seller's Leidy Line and Buyer's         Seller's system at the point of
facilities at the Shickshinny Meter     delivery.
Station near Salem Township, Luzerne
County, Pennsylvania.

                                    Exhibit C

         ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND PG ENERGY INC., AS
                           BUYER, DATED July 10, 1997

Specification of Negotiated Rate and Term

None.